Execution Version
FOURTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

    This Fourth Amendment to Loan and Security Agreement (this “Amendment”) is dated as of September 29, 2026 and is entered into by and among Replimune Group, Inc., a Delaware corporation, and each of its Subsidiaries (other than Excluded Subsidiaries and the MSC Subsidiary) party to the Loan Agreement as borrower (individually and collectively referred to as “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively referred to as “Lenders”) and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and Lenders (in such capacity, “Agent”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

Recitals
A.Borrower, Agent and Lenders have entered into that certain Loan and Security Agreement dated as of October 6, 2022, among Borrower, Agent and Lenders (as amended by that certain First Amendment to Loan and Security Agreement dated as of June 28, 2023, as amended by that certain Second Amendment to Loan and Security Agreement dated as of December 22, 2023, as amended by that certain Third Amendment to Loan and Security Agreement dated as of January 29, 2026 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Lenders have agreed to extend and make available to Borrower certain advances of money.
B.In accordance with Section 11.3 of the Loan Agreement, Borrower has requested that Agent and Lenders agree to amend certain provisions of the Loan Agreement.
C.Agent and Lenders have agreed to so amend the Loan Agreement upon the terms and conditions more fully set forth herein.
Agreement
    NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Amendments.
1.1Section 1 (Definitions and Rules of Construction). The Loan Agreement is amended by inserting the following new term and its respective definition to appear alphabetically in Section 1.1 thereof:
2.“    “Fourth Amendment Closing Date” means September 29, 2026.”
2.1Section 2.2(d) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“        (d)    Tranche 4 Advance. Subject to the terms and conditions of this Agreement, Borrower may request, and the Lenders shall severally (and not jointly) make, (i) one additional Term Loan Advance in an original principal amount equal to Fifteen Million Dollars ($15,000,000) on the Fourth Amendment Closing Date, and (ii) one additional Term Loan Advance in an original principal amount of up to Fifteen Million Dollars ($15,000,000) on or prior to March 31, 2027 (each, a “Tranche 4 Advance”).”
2.2Section 7.22(a)(i) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“            (i)    Beginning on the Fourth Amendment Closing Date, Borrower shall at all times maintain Unrestricted Cash in an amount not less than 35% of the aggregate outstanding Secured Obligations (inclusive of any Prepayment Charge and End of Term Charge that would be due and owing if the outstanding Term Loan Advances were prepaid at the time of measurement) plus the Qualified Cash A/P Amount; provided that, upon (i) achievement of the Approval Milestone and (ii) the effectiveness of the Performance Covenant, Borrower shall at all times maintain Unrestricted Cash in an amount not less than 20% of the aggregate outstanding Secured Obligations (inclusive of any Prepayment Charge and End of Term Charge that would be due and owing if the outstanding Term Loan Advances were prepaid at the time of measurement) plus the Qualified Cash A/P Amount; provided, further, that the outstanding Term Loan Advances shall include, for the avoidance of doubt, any principal that has been added to the principal balance of such Term Loan Advances pursuant to Section 2.2(h)(ii)).”
2.3Each reference in the Loan Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan Agreement as amended by this Amendment.
3.Borrower’s Representations And Warranties. Borrower represents and warrants that:
3.1Immediately upon giving effect to this Amendment, (i) the representations and warranties contained in the Loan Documents are true and correct in all material respects except to the extent such representations and warranties expressly relate to an earlier date, in which case they are true and correct in all material respects as of such date and (ii) no Default or Event of Default has occurred and is continuing with respect to which Borrower has not been notified in writing by Agent or Lenders.
3.2Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment.
3.3The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower.
3.4This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
3.5As of the date hereof, it has no defenses against the obligations to pay any amounts under the Secured Obligations. Borrower acknowledges that each of Agent and Lenders has, as of the date hereof, acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.

Borrower understands and acknowledges that each of Agent and Lenders is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.
4.Limitation. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Agent and/or Lenders may now have or may have in the future under or in connection with the Loan Agreement (as amended hereby) or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.
5.Effectiveness. This Amendment shall become effective upon the satisfaction of all of the following conditions precedent:
5.1Amendment Document. Borrower, Agent and Lenders shall have duly executed and delivered this Amendment to Lenders.
5.2Advance Request. Agent shall have received a duly executed Advance Request with respect to a Tranche 4 Advance in an amount equal to Fifteen Million Dollars ($15,000,000) to be made on the Fourth Amendment Closing Date at least one (1) Business Day before the Fourth Amendment Closing Date.
5.3Payment of Lender Expenses. Borrower shall have paid (a) to Agent, for the ratable benefit of the Lenders, the Tranche 4 Facility Charge in an amount of Seventy-Five Thousand Dollars ($75,000) and (b) all reasonable Lender expenses (including all reasonable attorneys' fees and reasonable expenses) incurred through the date of this Amendment for the documentation and negotiation of this Amendment, in each case, to the extent invoiced on or prior to the Fourth Amendment Closing Date.
6.RELEASE. In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby to the extent possible under applicable law fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lender and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time prior to the execution of this Amendment, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto. Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Borrower agrees that no fact, event, circumstance, evidence or transaction existing prior to the execution of this Amendment which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
7.Counterparts. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment. This Amendment may be executed by facsimile, portable document format (.pdf) or similar technology signature, and such signature shall constitute an original for all purposes.

8.Incorporation By Reference.  The provisions of Section 11 of the Loan Agreement shall be deemed incorporated herein by reference, mutatis mutandis.
9.Reaffirmation. By executing and delivering a counterpart hereof, (i) Borrower hereby agrees that all Advances incurred by Borrower shall be secured by the Collateral pursuant to the applicable Loan Documents in accordance with the terms and provisions thereof and (ii) Borrower hereby (A) agrees that, notwithstanding the effectiveness of this Amendment, after giving effect to this Amendment, the Loan Documents continue to be in full force and effect, (B) agrees that all of the Liens and security interests created and arising under the Loan Documents remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, as collateral security for its obligations, liabilities and indebtedness under the Loan Agreement to the extent provided in, and subject to the limitations and qualifications set forth in, such Loan Documents (as amended by this Amendment) and (C) affirms and confirms all of its obligations, liabilities and indebtedness under the Loan Agreement and each other Loan Document, in each case after giving effect to this Amendment, including the pledge of and/or grant of a security interest in its assets as Collateral pursuant to the Loan Documents to secure such Secured Obligations, all as provided in the Loan Documents, and acknowledges and agrees that such obligations, liabilities, guarantee, pledge and grant continue in full force and effect in respect of, and to secure, such Secured Obligations under the Loan Agreement and the other Loan Documents, in each case, to the extent provided in, and subject to the limitations and qualifications set forth in, such Loan Documents (as amended by this Amendment).
[Signature Page Follows.]

Execution Version
In Witness Whereof, the parties have duly authorized and caused this Amendment to be executed as of the date first written above.

[Signature Page – Fourth Amendment to LSA (Replimune)]

BORROWER:
REPLIMUNE GROUP, INC.
Signature:    _______________________
Print Name:    Sushil Patel
Title:        Chief Executive Officer
REPLIMUNE, INC.
Signature:    _______________________
Print Name:    Sushil Patel
Title:        Chief Executive Officer
REPLIMUNE LIMITED
Signature:    _______________________
Print Name:    Sushil Patel
Title:        Director

[Signature Page – Fourth Amendment to LSA (Replimune)]

Accepted in Palo Alto, California:
AGENT:
HERCULES CAPITAL, INC.
Signature:    _______________________
Print Name: Seth Meyer
Title: President

LENDERS:
HERCULES CAPITAL, INC.
Signature:    _______________________
Print Name: Seth Meyer
Title: President

HERCULES PRIVATE CREDIT FUND 1 L.P.
By: Hercules Adviser LLC, its Investment Adviser
Signature:    _______________________
Print Name: Seth Meyer
Title: Authorized Signatory

HERCULES PRIVATE GLOBAL VENTURE GROWTH FUND I L.P.
By: Hercules Adviser LLC, its Investment Adviser
Signature: ______________________
Name: Seth Meyer
Title: Authorized Signatory

[Signature Page – Fourth Amendment to LSA (Replimune)]

Execution Version
HERCULES GROWTH LENDING FUND IV LP
By: Hercules Growth Lending Fund GP LLC, its general partner
Signature: ______________________
Name: Seth Meyer
Title: Authorized Signatory

HERCULES EVERGREEN FUND LP
By: Hercules Evergreen Fund GP LLC, its general partner
Signature: ______________________
Name: Seth Meyer
Title: Authorized Signatory

[Signature Page – Fourth Amendment to LSA (Replimune)]